Exhibit 99.4

                             MIDSTATE BANCORP, INC.
               Proxy Solicited on behalf of the Board of Directors

      The undersigned stockholder(s) of Midstate Bancorp, Inc. hereby appoints
W. Edwin Kee, Jr. as the lawful attorney and proxy of the undersigned, with power of substitution, to vote all shares of the common stock of Midstate Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of the Stockholders of Midstate Bancorp, Inc. to be held on Tuesday, March 16, 2004 at 5:30 p.m. at Felton Community Fire Hall, Main Street, Felton, Delaware 19943 or at any adjournment thereof as follows:

      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 12, 2003 by and between Shore Bancshares, Inc. and Midstate Bancorp, Inc., as amended on January 15, 2004, and the consummation of the transactions contemplated thereby, including the merger of Midstate Bancorp with and into Shore Bancshares upon the terms and subject to the conditions set forth in the merger agreement.

                         |_| FOR |_| AGAINST |_| ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL

      2. In his discretion, to vote upon such other business as may properly come before the meeting.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the approval of the Agreement and Plan of Merger and the consummation of the transactions contemplated thereby, and in the best discretion of the proxy holders as to any other matters.

|_|  If you plan to attend the meeting, please
     designate the number that will attend.      Dated ___________________, 2004


                                                 _______________________________
                                                 Signature


                                                 _______________________________
                                                 Signature

Please sign as name(s) appear(s) on stock certificate. If jointly held, all owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.